EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 9, 2004, with respect to the consolidated financial statements of Greenhill & Co., Holdings, LLC included in the Registration Statement on Form S-1 (filed with the Securities and Exchange Commission (No. 333-113526)), in this Registration Statement on Form S-8 pertaining to the Equity Incentive Plan of Greenhill & Co., Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
May 12, 2004